The Minqing County of Fujian Province e-Government

Consultant Agreement

Party A: Expert Network (Shenzhen) Company Limited

Party B:

Minqing Jin Nuo Information Technology Co., Ltd.

In order to speed up the promotion of e-government project in Fujian area, and reinforce its competitiveness and economic benefits in e-government construction in the mainland China, Party A hereby appoints Party B as the consultant of the Minqing County Fujian Province e-government construction project (hereinafter referred as the “Project”).  Based on the principles of equality and mutual benefit and through friendly negotiation, Party A and Party B reached the following agreement:

1.

Party A agrees to appoint Party B as its project consultant.  Party B shall provide a series of services to assist Party A to promote its e-government project in the Minqing County, Fujian Province.

2.

Party A agrees to pay Party B a one-off consultant fee.

2.1

Project Sum: The total project sum of the Minqing County Fujian Province e-government project is expected to be RMB TWO Hundred Million Only (￥200,000,000.00).

2.2

Consultant Fee: Party A shall pay Party B 5 % of the total project sum, i.e. RMB TEN Million Only (￥10,000,000 .. 00).

2.3

Payment Method: Party A shall pay the full consultant fee to Party B’s designated bank account within 10 working days upon signing of the main contract by Party A and the project owner.

3.

Rights and obligations of the Parties

3.1

Rights and obligation of Party A

3.1.1

Party B shall regularly furnish Party A with true and credible business information and materials related to the Project and the Project owner.

3.1.2

Party A shall have the preferential right to access the information and materials of the Project and project owner that Party B collected and coordinated, and the right to request Party B to arrange Party A to meet with the project owner and to do its best endeavor to facilitate the award of the Project.

3.1.3

Party A shall have the right to request Party B to provide professional advice, policy advice and guidance in relation to any problems that may happen during the negotiation and implementation of the Project.

3.1.4

The main contract to be signed between Party A and the project owner shall be in compliance with the relevant laws and regulations of the States.

3.2

Rights and obligation of Party B

3.2.1

Party B shall do marketing works for Party A before Party A gets the Project.

3.2.2

Party B shall provide professional advice, policy advice and guidance in relation to any problems that may happen during the negotiation of the contract for the Project between Party A and the project owner.

3.2.3

Party B shall not be entitled to claim any payment from Party A in the event that Party A failed to sign the contract for the Project mentioned in this agreement.

4.

Liability for Default

4.1

If Party B, without the permission of Party A, discloses any information, materials and other matters that Party A requested it to keep confidential, Party B shall take all legal liabilities and responsibilities for compensation.

4.2

If Party A violates any relevant laws and regulations of the States during the course of consultation and negotiation of the Project, Party A shall take all legal liabilities and shall compensate Party B for its loss arising therefrom.

5.

Termination and Dissolution of this Agreement

5.1

This agreement shall be terminated upon the signing of the main contract of the Minqing County Fujian province e-government project and the payment of the consultant fee to Party B.

5.2

This agreement shall alternatively be terminated upon the failure of Party A to sign the main contract of Minqing County Fujian Province e-government project.

5.3

If there is a material breach of this agreement by either one party during the corporation between Party A and Party B, the other party shall have the right to terminate this agreement.

5.4

The agreement can be terminated upon mutual agreement of both parties.

6.

Disputes Resolution

In the event of any disputes that may arise in the course of execution of this agreement, both parties may resolve it through negotiation; failing which the disputes shall be submitted to the Shenzhen Arbitration Committee for arbitration.

7.

For any issues that this agreement does not address to, the parties may sign supplementary agreement after negotiation.

8.

This agreement is in duplicate, of which each of Party A and Party B holds one copy and shall becomes immediately effective after signed and sealed by the parties.

Party A:

Expert Network (Shenzhen) Company Limited

Address:

31/F., Development Centre, 2010 Renminnan Road., Shenzhen PRC. 518005

Representative: [Signed and sealed]

Party B:

Minqing Jin Nuo Information Technology Co., Ltd.

Address:

No. 150, Jie Fang Da Jie, Minqing County, Fujian Province.

Representative:

[Signed and sealed]

Signing Date: November 27, 2006

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